NEWS RELEASE

Arlo Reports Third Quarter 2018 Results

25.1% Revenue Growth Year Over Year
More than 100% Paid Subscriber Growth Year Over Year

SAN JOSE, California - October 25, 2018 - Arlo Technologies, Inc. (NYSE: ARLO) today reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights (1)

•	Record revenue of $131.2 million, an increase of 25.1% year over year.

•	GAAP gross margin of 22.7%; non-GAAP gross margin of 23.1%.

•	GAAP net loss per diluted share of $0.19, non-GAAP net loss per diluted share of $0.05.

“The team at Arlo delivered a strong first quarter as a public company, reporting a record $131.2 million in revenue, for growth of 25.1% year-over-year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “Arlo Pro 2, the latest generation of our battery-operated, weather-resistant, Wi-Fi cameras, is leading our growth, and we are excited to announce meaningful advancements to our Smart subscription service today. Our differentiated products are enabling us to rapidly expand our market footprint. We grew our registered users by approximately 300,000 in the quarter, up 88% year-over-year, and grew our paid subscribers by more than 100% year over year. After our successful IPO, we are well positioned to invest in product innovation and our go to market strategy to further strengthen our leadership position in the market.”

	Three months ended
	September 30, 2018	July 1, 2018 (2)	October 1, 2017 (2)
	(in thousands, except percentage and per share data)
Revenue	$131,174	$110,948	$104,887
GAAP Gross Margin	22.7%	25.5%	27.0%
Non-GAAP Gross Margin	23.1%	26.2%	27.6%
GAAP Net Income (Loss) per Diluted Share	$(0.19)	$(0.29)	$0.10
Non-GAAP Net Income (Loss) per Diluted Share	$(0.05)	$(0.05)	$0.13
_________________________

(1) Reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis are provided at the end of this press release.

(2) Second quarter of 2018 and third quarter of 2017 are based on carve-out financials whereas third quarter of 2018 are based on standalone financials. Further detail regarding carve-out financials is contained in our SEC filings, including our previously filed Form S-1 and related public offering prospectus, Standalone financials represents our actual results for the period as a standalone public company.

Business Highlights

•	Record revenue of $131.2 million for Q3’18 led by sales of Arlo Pro 2

•	105% year over year paid subscriber growth

•	88% year over year registered user growth

•	Launched new wire-free, smart connected audio doorbell that pairs with Arlo wire-free cameras

•	Announced all-new AI-powered detection features added to Arlo Smart subscription service

Fourth Quarter 2018 Business Outlook (1)

•	Revenues of $140 million to $155 million

•	GAAP gross margin between 12.4% and 14.4%, and non-GAAP gross margin between 13.0% and 15.0%

•	GAAP operating margin between (18.1)% and (15.1)%, and non-GAAP operating margin between (13.0)% to (10.0)%

•	GAAP and non-GAAP tax expense approximately $0.3 million

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending December 31, 2018
	Gross Margin Rate	Operating Margin Rate	Tax Expense (in thousands)
GAAP	12.4% - 14.4%	(18.1)% - (15.1)%	$300
Estimated adjustments for (1):
Separation expense	__	(2.1)%	__
Stock-based compensation expense	0.3%	(2.7)%	__
Amortization of intangibles	0.3%	(0.3)%	__
Tax effects of non-GAAP adjustments	__	__	__
Non-GAAP	13.0% - 15.0%	(13.0)% - (10.0)%	$300
_________________________

(1) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: restructuring and other charges; litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the third quarter of 2018 results and discuss management’s expectations for the fourth quarter of 2018 today, Thursday, October 25, 2018 at 4:30 p.m. ET (1:30 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 3077029. A live webcast of the conference call will be available on Arlo’s Investor Relations website at http://investor.arlo.com. A replay of the call will be available via the web at http://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2018 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the potential separation from NETGEAR; Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins and tax expense; expectations regarding market expansion and future growth; and plans to invest in product innovation. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended July 1, 2018, filed with the Securities and Exchange Commission on August 27, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income(loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles restructuring and other charges, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and

· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the planned separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

-Financial Tables Attached-

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2018	December 31, 2017
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$148,073	$108
Short-term investments	39,773	—
Accounts receivable, net	117,119	157,680
Receivables from NETGEAR	27,588	—
Inventories	132,479	82,952
Prepaid expenses and other current assets	9,529	3,018
Total current assets	474,561	243,758
Property and equipment, net	39,610	3,883
Intangibles, net	3,204	4,348
Goodwill	15,638	15,638
Other non-current assets	10,198	2,193
Total assets	$543,211	$269,820

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$49,947	$20,711
Payables to NETGEAR	15,204	—
Deferred revenue	26,514	34,072
Accrued liabilities	104,519	76,097
Income tax payable	199	—
Total current liabilities	196,383	130,880
Non-current deferred revenue	19,392	13,332
Non-current financing lease obligation	20,639	—
Non-current income taxes payable	22	189
Other non-current liabilities	1,066	—
Total liabilities	237,502	144,401
Stockholders’ Equity:
Common stock	74	—
Additional paid-in capital	312,397	—
Accumulated other comprehensive income	14	—
Net parent investment	—	125,419
Accumulated deficit	(6,776)	—
Total stockholders’ equity	305,709	125,419
Total liabilities and stockholders’ equity	$543,211	$269,820

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
	(in thousands, except percentage and per share data)
Revenue	$131,174	$110,948	$104,887	$342,760	$245,884
Cost of revenue	101,427	82,654	76,535	255,666	184,467
Gross profit	29,747	28,294	28,352	87,094	61,417
Gross margin	22.7%	25.5%	27.0%	25.4%	25.0%
Operating expenses:
Research and development	16,100	13,804	8,289	41,929	24,886
Sales and marketing	12,843	13,068	9,983	37,123	23,067
General and administrative	8,357	6,318	4,337	19,553	10,426
Separation expense	5,823	11,269	—	23,649	—
Total operating expenses	43,123	44,459	22,609	122,254	58,379
Income (loss) from operations	(13,376)	(16,165)	5,743	(35,160)	3,038
Operating margin	(10.2)%	(14.6)%	5.5%	(10.3)%	1.2%
Interest income	503	—	—	503	—
Other income (expense), net	(129)	(1,369)	716	(923)	1,649
Income (loss) before income taxes	(13,002)	(17,534)	6,459	(35,580)	4,687
Provision for income taxes	223	288	445	830	801
Net income (loss)	$(13,225)	$(17,822)	$6,014	$(36,410)	$3,886

Net income (loss) per share:
Basic	$(0.19)	$(0.29)	$0.10	$(0.56)	$0.06
Diluted	$(0.19)	$(0.29)	$0.10	$(0.56)	$0.06

Weighted average shares used to compute net income (loss) per share:
Basic	69,600	62,500	62,500	64,867	62,500
Diluted	69,600	62,500	62,500	64,867	62,500

ARLO TECHNOLOGIES, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
	(in thousands, except percentage data)
GAAP gross profit	$29,747	$28,294	$28,352	$87,094	$61,417
GAAP gross margin	22.7%	25.5%	27.0%	25.4%	25.0%
Stock-based compensation expense	236	347	194	919	493
Amortization of intangibles	$381	$381	$381	$1,144	$1,522
Non-GAAP gross profit	$30,364	$29,022	$28,927	$89,157	$63,432
Non-GAAP gross margin	23.1%	26.2%	27.6%	26.0%	25.8%

GAAP research and development	$16,100	$13,804	$8,289	$41,929	$24,886
Stock-based compensation expense	(872)	(977)	(439)	(2,582)	(1,863)
Non-GAAP research and development	$15,228	$12,827	$7,850	$39,347	$23,023

GAAP sales and marketing	$12,843	$13,068	$9,983	$37,123	$23,067
Stock-based compensation expense	(754)	(782)	(397)	(2,208)	(817)
Amortization of intangibles	—	—	—	—	(30)
Non-GAAP sales and marketing	$12,089	$12,286	$9,586	$34,915	$22,220

GAAP general and administrative	$8,357	$6,318	$4,337	$19,553	$10,426
Stock-based compensation expense	(1,575)	(1,146)	(723)	(3,675)	(1,768)
Restructuring and other charges	—	(74)	—	(74)	—
Litigation reserves, net	—	—	—	—	(28)
Non-GAAP general and administrative	$6,782	$5,098	$3,614	$15,804	$8,630

GAAP total operating expenses	$43,123	$44,459	$22,609	$122,254	$58,379
Separation expense	(5,823)	(11,269)	—	(23,649)	—
Stock-based compensation expense	(3,201)	(2,905)	(1,559)	(8,465)	(4,448)
Amortization of intangibles	—	—	—	—	(30)
Restructuring and other charges	—	(74)	—	(74)	—
Litigation reserves, net	—	—	—	—	(28)
Non-GAAP total operating expenses	$34,099	$30,211	$21,050	$90,066	$53,873

ARLO TECHNOLOGIES, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
	(in thousands, except percentage data)
GAAP operating income (loss)	$(13,376)	$(16,165)	$5,743	$(35,160)	$3,038
GAAP operating margin	(10.2)%	(14.6)%	5.5%	(10.3)%	1.2%
Separation expense	5,823	11,269	—	23,649	—
Stock-based compensation expense	3,437	3,252	1,753	9,384	4,941
Amortization of intangibles	381	381	381	1,144	1,552
Restructuring and other charges	—	74	—	74	—
Litigation reserves, net	—	—	—	—	28
Non-GAAP operating income (loss)	$(3,735)	$(1,189)	$7,877	$(909)	$9,559
Non-GAAP operating margin	(2.8)%	(1.1)%	7.5%	(0.3)%	3.9%

GAAP net income (loss)	$(13,225)	$(17,822)	$6,014	$(36,410)	$3,886
Separation expense	5,823	11,269	—	23,649	—
Stock-based compensation expense	3,437	3,252	1,753	9,384	4,941
Amortization of intangibles	381	381	381	1,144	1,552
Restructuring and other charges	—	74	—	74	—
Litigation reserves, net	—	—	—	—	28
Tax effects of above non-GAAP adjustments	223	—	—	223	—
Non-GAAP net income (loss)	$(3,361)	$(2,846)	$8,148	$(1,936)	$10,407

ARLO TECHNOLOGIES, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
	(in thousands, except per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.19)	$(0.29)	$0.10	$(0.56)	$0.06
Separation expense	0.08	0.18	—	0.36	—
Stock-based compensation expense	0.05	0.05	0.03	0.15	0.09
Amortization of intangibles	0.01	0.01	0.00	0.02	0.02
Restructuring and other charges	—	0.00	—	0.00	—
Litigation reserves, net	—	—	—	—	0.00
Tax effects of above non-GAAP adjustments	0.00	—	—	0.00	—
Non-GAAP net income (loss) per diluted share	$(0.05)	$(0.05)	$0.13	$(0.03)	$0.17

Shares used in computing GAAP net income (loss) per diluted share	69,600	62,250	62,250	64,867	62,250
Shares used in computing non-GAAP net income (loss) per diluted share	69,600	62,250	62,250	64,867	62,250

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	September 30, 2018	July 1, 2018	April 2, 2018	December 31, 2017	October 1, 2017
	(in thousands, except per share data)
Cash, cash equivalents and short-term investments	$187,846	$133	$178	$108	$179
Cash, cash equivalents and short-term investments per diluted share	$2.70	$0.00	$0.00	$0.00	$0.00

Accounts receivable, net	$117,119	$111,113	$102,259	$157,680	$94,134
Days sales outstanding	81	91	92	115	83

Inventories	$132,479	$123,195	$103,849	$82,952	$75,182
Ending inventory turns	3.1	2.7	2.8	4.6	4.1

Weeks of channel inventory:
U.S. retail channel	12.6	9.5	8.9	5.6	12.7
U.S. distribution channel	9.1	3.9	4.2	2.5	22.8
EMEA distribution channel	4.4	3.6	9.2	5.2	7.0
APAC distribution channel	9.2	17.4	7.9	14.8	6.2

Deferred revenue (current and non-current)	$45,906	$42,389	$40,420	$47,404	$37,306

Headcount	344	153	144	124	114
Non-GAAP diluted shares	69,600	62,250	62,250	62,250	62,250

REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 30, 2018		July 1, 2018		October 1, 2017		September 30, 2018		October 1, 2017
	(in thousands, except percentage data)
Americas	$112,849	86%	$86,681	79%	$82,434	78%	$274,253	80%	$195,356	80%
EMEA	11,760	9%	19,390	17%	17,433	17%	50,416	15%	37,662	15%
APAC	6,565	5%	4,877	4%	5,020	5%	18,091	5%	12,866	5%
Total	$131,174	100%	$110,948	100%	$104,887	100%	$342,760	100%	$245,884	100%